UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 1, 2008 (January 28, 2008)

OMNIALUO, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-52040	84-1581779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Room 101, Building E6, Huaqiaocheng
East Industrial Park,
Nanshan District, Shenzhen, 518053
The People’s Republic of China

(Address of principal executive offices)

+86 (755) 8245-1808
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2008, the Board of Directors of OmniaLuo, Inc. (the “Company”), comprising its sole director, Zheng Luo, in accordance with Article III of the Company’s Bylaws, increased the size of the board of directors of the Company from one to seven and elected Wenbin Fang, Qing Huang, Fei Luo, Xiaoyin Luo, Charles C. Mo and Tianhong Yu as directors of the Company to fill the vacancies created by such increase. Qing Huang, Fei Luo, Charles C. Mo and Tianhong Yu (the “Independent Directors”) were each elected to serve on the Board of Directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”).

Thereafter, the entire Board of Directors, including the Independent Directors, on January 28, 2008:

(1)	confirmed the “independent director” status under the Nasdaq Marketplace Rules of each of the Independent Directors;

(2)	approved the establishment of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of the Board of Directors; and

(3)
appointed three of the Independent Directors to each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee and appointed Mr. Mo as the Chair of the Audit Committee, Mr. Huang as the Chair of the Compensation Committee and Mr. Yu as the Chair of the Governance and Nominating Committee.

The Board of Directors also determined that Mr. Mo possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

On January 28, 2008, the full Board also approved the form of Non-Officer Director’s Contract, which includes indemnification provisions, for each of the Independent Directors, Wenbin Fang and Xiaoyin Luo. Under the terms of the Non-Officer Director’s Contracts, the Company agreed to pay the Independent Directors an annual fee of $12,000 each, as compensation for the services to be provided by them as directors and as chairpersons of various board committees, as applicable. Under the terms of the Non-Officer Director’s Contracts, the Company agreed to indemnify the Independent Directors, Wenbin Fang and Xiaoyin Luo against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the directors in connection with any proceeding if such director acted in good faith and in the best interests of the Company. This brief description of the terms of the Non-Officer Director’s Contracts is qualified by reference to the provisions of the form of agreement attached to this report as Exhibit 10.1.

Wenbin Fang.  Mr. Fang has served as general manager in Shen Zhen Meng Sa Di Ka Trading Company since 2003. From 2000 to 2002, Mr. Fang worked for ARTLEVA, an Italian company, where he was focused on exportation of household goods and clothing products from China (including Taiwan) to Italy, France and Germany. From 1998 to 2000, he worked for MAX, where he was focused on exportation of household goods and clothing products from China (including Hong Kong) to Italy and France. From 1993 to 1997, he served as business manager for east Asia area (including China) of R.P.R. Clothing Machine Manufactory, an Italian Company. He earned his bachelor degree in Industrial Design in Shangdong Design and Art College. He then spent a year (1992-1993) in the Department of Industrial Design of Italy National Design and Act College.

Qing Huang.  Mr. Huang is engaged in private equity financing activities in China as an investor and advisor. He is currently a general partner of Mingly China Growth Fund, L.P. a private equity fund focused on investing in growth companies in China. Mr. Huang has participated in a large number of international financing transactions by Chinese and non-Chinese companies, including private placement and public offerings of corporate equity and debt. Mr. Huang worked as a lawyer and adviser in the United States, Hong Kong and Shanghai and was associated with international law firms Shearman & Sterling and Linklaters in Hong Kong and Brown & Wood LLP in New York. Mr. Huang graduated from Columbia University School of Law with a J.D. degree, from University of Chicago with a Master’s degree in political science and from Beijing University with a Bachelors’ degree in English and American literatures. He is a member of the New York State Bar Association.

Fei Luo.  He has served as a director of IER Venture Capital Co., Ltd., a venture capital firm in China, since 2000. He founded Beida Zongheng Financial Consulting Co., Ltd. in 1999 and serves as the president and chairman of the board of Beida Zongheng. From 1997 to 1999, he served as the managing director of Shenzhen Yanning Development Co., Ltd., in charge of investment. From 1993 to 1996, he served as the vice chairman of Shenzhen Anxing Financial Consulting Co., Ltd and vice chairman of Shenzhen Anxing investing Co., Ltd. Mr. Fei Luo received his Master degree in Economics from Peking University in 1999 and his BA in Economics from Peking University in 1988.

Xiaoyin Luo.  Ms. Luo serves as Director & General Manager of Hutchison Harbour Ring China, a subsidiary of Hutchison Whampoa Limited (HWL). Ms. Xiaoyin Luo has over 14 years of service to HWL. Her main responsibilities are commercial property investment, development, operation, and management. Some of her projects include The Center, Westgate Mall, Harbour Ring Plaza and Huangpu Center in Shanghai, Metropolitan Plaza in Chongqing, and Pacific Plaza in Qingdao. Since Hutchison Harbor is the exclusive licensing agent of Warner Brothers Consumer Product Division (WBCP) in China, Ms. Xiaoyin Luo is in charge of the product license and retail license business development for Warner Bros. Studio Store Shanghai Flagship operation management, retail network and distribution channel construction, and sub-licensee development. Ms. Xiaoyin Luo holds the degree of Master of Economics and holds an EMBA from China Europe International Business School.

Charles C. Mo.  Mr. Mo is a Certified Public Accountant with twenty seven years of experience in public and corporate accounting and finance. Mr. Mo has held his CPA license since 1980. Mr. Mo has served in his current position as the General Manager of Charles Mo & Co. since June of 2005, focusing on general management duties. From October of 1999 to May of 2005, Mr. Mo served as Chief Operating Officer and Chief Financial Officer of Coca-Cola Shanghai. His duties included finance, logistics, production, and general management. From December of 1998 to September of 1999, Mr. Mo served as Finance Director of Fisher Rosemount Shanghai. From August 1996 to September 1999, he also served as Chief Financial Officer of Nike China, and his responsibilities included overseeing finance, human resources, and logistics. From January of 1995 to August 1996, Mr. Mo served as Controller for Polaroid China. From August of 1982 to December of 1994, Mr. Mo served as Finance and Audit Manager for Wang Laboratories. From 1978 to 1982, Mr. Mo served as an Accountant and Auditor for Ernst & Young and Thomas Allen, CPA. Mr. Mo received a Bachelor of Arts degree with a Business Administration major in 1974 from HK Baptist College. Mr. Mo received an MBA in accounting in 1976 from California State University-Fullerton. Mr. Mo has been the Vice Chairman of AMCHAM Shanghai since 2006, and was re-elected in November 2007. Mr. Mo has served on the Board of Governors of AMCHAM Shanghai since 2005 and will continue to do so during 2008. Mr. Mo was the Treasurer for AMCHAM Shanghai in 2005. He is a director of Benda Pharmaceutical, Inc. (OTC BB: BPMA).

Tianhong Yu.  Mr. Yu has served as a vice president and managing director of Huayi Brothers & Taihe Film Investment Co., Ltd., a leading motion picture and television production and distribution company in China, since 2005. From 2003 to 2005, he had planned and supervised a number of movie and TV series. Prior to that, he was the senior manager of TOM.com Inc., a leading wireless internet company in China. Mr. Yu also founded Beijing Modern Art Center and CHINALAW DATABASE, the first law database in China. Mr. Yu received his Bachelor Degree in Economic Law from Peking University in 1988.

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any Independent Director that would require disclosure under Item 404(a) of Regulation S-B. Wenbin Fang is the spouse, and Xiaoyin Luo is the sister, of Zheng Luo, a founder, principal stockholder, chairwoman of the Board, and chief executive officer of the Company.

Item 8.01	Other Events

As described above in Item 5.02, on January 28, 2008, the Board of Directors of the Company established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee and appointed three of the Independent Directors to each committee. Mr. Mo was appointed as the Chair of the Audit Committee, Mr. Huang was appointed as the Chair of the Compensation Committee and Mr. Yu was appointed as the Chair of the Governance and Nominating Committee.

On January 28, 2008, the Board of Directors of the Company adopted a Code of Ethics, a copy of which is attached to this report as Exhibit 14.1, and is incorporated herein by reference. The Code of Ethics will also be placed on the corporate governance page of the Company’s website at www.omnialuo.com as soon as practicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Non-Officer Director’s Contract, dated as of January __, 2008, by and between OmniaLuo, Inc. and certain directors.

14.1	Code of Ethics of OmniaLuo, Inc., adopted January 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIALUO, INC.

By:	/s/ Zheng Luo
Zheng Luo Chief Executive Officer

Dated: February 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Officer Director’s Contract, dated as of January __, 2008, by and between OmniaLuo, Inc. and certain directors.

14.1	Code of Ethics of OmniaLuo, Inc., adopted January 28, 2008.